FINANCE OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
– $1.78 in basic earnings per share or $40 million of net income from continuing operations for the year –
– $0.60 in adjusted earnings per share(2) or $14 million of adjusted net income(2) for the year –
– Adjusted EBITDA(2) for the year of $60 million –

Plano, Texas (March 11, 2025): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter and year ended December 31, 2024.

Full Year 2024 Highlights(1)
•Net income from continuing operations of $40 million or $1.78 basic earnings per share for the year.
•Adjusted net income(2) of $14 million or $0.60 adjusted earnings per share for the year.
•Adjusted EBITDA(2) of $60 million for the year.
•2024 marks a return to profitability for the Company as measured by net income, adjusted net income and adjusted EBITDA.
•Adjusted net income improved by $97 million compared to full year 2023 due to increased volumes, improved margins and reduced operational expenses.
•For the year, reverse mortgage funded volume increased 19% including $534 million in production in Q4, outpacing the guidance provided.
•Tangible equity grew by $80 million from the end of 2023 given the Company’s performance following the business transformation.
(1) The financial information presented in the highlights is for the Company’s continuing operations.
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, Chief Executive Officer commented, “As we wrap up 2024, I want to thank our incredible team for their dedication and hard work throughout 2024. Throughout the year, we accomplished numerous strategic objectives that strengthened our balance sheet and enhanced the business, driving the Company’s return to profitability.

“Because of their efforts, Finance of America is excited for the coming year. In 2025, we look forward to building on our momentum, expanding our reach, and driving even greater value for our customers and stakeholders.”

(unaudited)
Fourth Quarter and Full Year Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q4'24	Q3'24	Q4'24 vs Q3'24	Q4'23	Q4'24 vs Q4'23	2024	2023	2024 vs 2023
Funded volume	$534	$513	4%	$446	20%	$1,918	$1,762	9%
Total revenues	(106)	290	(137)%	276	(138)%	338	234	44%
Total expenses and other, net	96	82	17%	95	1%	351	392	(10)%
Pre-tax income (loss) from continuing operations	(146)	208	(170)%	172	(185)%	43	(167)	126%
Net income (loss) from continuing operations	(143)	204	(170)%	171	(184)%	40	(166)	124%
Adjusted net income (loss)(1)	5	15	(67)%	(19)	126%	14	(83)	117%
Adjusted EBITDA(1)	18	32	(44)%	(17)	206%	60	(77)	178%
Basic earnings (loss) per share	$(5.95)	$8.48	(170)%	$7.25	(182)%	$1.78	$(7.48)	124%
Diluted earnings (loss) per share(2)	$(5.95)	$7.50	(179)%	$5.56	(207)%	$1.36	$(7.48)	118%
Adjusted earnings (loss) per share(1)	$0.21	$0.67	(69)%	$(0.85)	125%	$0.60	$(3.81)	116%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)(1)	December 31,	December 31,	Variance (%)
	2024	2023	2024 vs 2023
Cash and cash equivalents	$47	$46	2%
Securitized loans held for investment (HMBS & nonrecourse)	27,958	25,821	8%
Total assets	29,156	27,108	8%
Total liabilities	28,841	26,835	7%
Total equity	316	272	16%
(1)Numbers may not foot due to rounding.
•During 2024, total equity increased from $272 million to $316 million, reflecting enhanced operational performance and positive fair value adjustments on the Company’s retained interests in securitizations resulting from improving market inputs and model assumptions.
•Additionally, tangible net worth (calculated as total equity less intangible assets, net) increased from $19 million as of December 31, 2023, to $99 million as of December 31, 2024, an improvement of 421%.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment primarily generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q4'24	Q3'24	Q4'24 vs Q3'24	Q4'23	Q4'24 vs Q4'23	2024	2023	2024 vs 2023
Funded volume	$534	$513	4%	$446	20%	$1,918	$1,762	9%
Total revenue	49	64	(23)%	41	20%	206	149	38%
Pre-tax income (loss)	1	16	(94)%	(13)	108%	11	(60)	118%
Adjusted net income (loss)(1)	8	19	(58)%	(2)	500%	38	(12)	417%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the year, the segment recognized pre-tax income of $11 million and adjusted net income of $38 million as a result of increased volumes, improved margins and reduced expenses.
•Compared to 2023, total revenue increased by 38%, primarily due to an increase in revenue margin and funded volume, which led to a 118% improvement in pre-tax income and a 417% improvement in adjusted net income.
•Total expenses decreased from 2023 from $209 million to $195 million as the business completed the integration of the retail platform and streamlined business operations.

Portfolio Management
The Portfolio Management segment primarily generates revenue and earnings in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q4'24	Q3'24	Q4'24 vs Q3'24	Q4'23	Q4'24 vs Q4'23	2024	2023	2024 vs 2023
Assets under management	$28,877	$28,659	1%	$26,773	8%	$28,877	$26,773	8%
Assets excluding HMBS and nonrecourse obligations	1,479	1,830	(19)%	1,515	(2)%	1,479	1,515	(2)%
Total revenue	(142)	235	(160)%	240	(159)%	172	115	50%
Pre-tax income (loss)	(168)	217	(177)%	217	(177)%	84	25	236%
Adjusted net income(1)	13	12	8%	—	N/A	42	7	500%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the year, the segment recognized pre-tax income of $84 million, an improvement against the prior year due to positive fair value adjustments of retained interests in securitizations, resulting from market inputs and model assumptions, combined with an increase in accreted yield on the Company’s residual interests.
•Adjusted net income during 2024 totaled $42 million, an increase of $35 million year over year, primarily driven by an increase in accreted yield on the Company’s residual interests.

Finance of America Companies Inc. Selected Financial Information Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$47,383	$46,482
Restricted cash	254,585	178,319
Loans held for investment, subject to HMBS related obligations, at fair value	18,669,962	17,548,763
Loans held for investment, subject to nonrecourse debt, at fair value	9,288,403	8,272,393
Loans held for investment, at fair value	520,103	575,228
Intangible assets, net	216,342	253,531
Other assets, net	157,261	226,153
Assets of discontinued operations	2,451	6,721
TOTAL ASSETS	$29,156,490	$27,107,590

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$18,444,370	$17,353,720
Nonrecourse debt, at fair value	8,954,068	7,904,200
Other financing lines of credit	918,247	928,479
Notes payable, net (includes amounts due to related parties of $162,283 and $136,414, respectively)	374,511	410,911
Payables and other liabilities	137,953	219,569
Liabilities of discontinued operations	11,677	18,304
TOTAL LIABILITIES	28,840,826	26,835,183

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 10,360,299 and 10,059,924 shares issued, respectively, and 9,934,449 and 9,634,074 shares outstanding, respectively	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 15 shares issued and outstanding, respectively	—	—
Additional paid-in capital	954,469	946,938
Accumulated deficit	(698,895)	(714,383)
Accumulated other comprehensive loss	(276)	(249)
Noncontrolling interest	60,365	40,100
TOTAL EQUITY	315,664	272,407
TOTAL LIABILITIES AND EQUITY	$29,156,490	$27,107,590

Finance of America Companies Inc. Selected Financial Information Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q4'24	Q3'24	Q4'23	2024	2023
PORTFOLIO INTEREST INCOME
Interest income	$473,244	$489,900	$459,253	$1,905,214	$1,628,877
Interest expense	(404,025)	(426,839)	(390,570)	(1,637,286)	(1,360,998)
NET PORTFOLIO INTEREST INCOME	69,219	63,061	68,683	267,928	267,879

OTHER INCOME (EXPENSE)
Net origination gains	42,704	57,216	32,869	179,837	121,646
Gain on securitization of HECM tails, net	13,218	10,560	8,488	45,535	25,583
Fair value changes from model amortization	(51,927)	(43,753)	(66,005)	(201,101)	(228,391)
Fair value changes from market inputs or model assumptions	(173,052)	204,154	230,864	55,924	58,696
Net fair value changes on loans and related obligations	(169,057)	228,177	206,216	80,195	(22,466)
Fee income	7,074	8,054	10,073	29,244	43,450
Gain (loss) on sale and other income from loans held for sale, net	—	—	(1,530)	302	(24,994)
Non-funding interest expense, net	(12,859)	(9,219)	(7,710)	(39,498)	(29,619)
NET OTHER INCOME (EXPENSE)	(174,842)	227,012	207,049	70,243	(33,629)

TOTAL REVENUES	(105,623)	290,073	275,732	338,171	234,250

EXPENSES
Salaries, benefits, and related expenses	33,201	31,083	37,850	138,360	178,319
Loan production and portfolio related expenses	14,984	6,946	5,194	36,205	26,490
Loan servicing expenses	7,701	7,772	7,455	31,323	30,729
Marketing and advertising expenses	9,886	10,325	9,729	39,429	31,896
Depreciation and amortization	9,739	9,777	9,939	38,947	42,369
General and administrative expenses	11,545	14,405	22,632	59,462	82,204
TOTAL EXPENSES	87,056	80,308	92,799	343,726	392,007
IMPAIRMENT OF INTANGIBLES AND OTHER ASSETS	(291)	—	(8,738)	(891)	(9,296)
GAIN ON EXTINGUISHMENT OF DEBT	56,193	—	—	56,193	—
OTHER, NET	(9,032)	(1,592)	(2,641)	(6,931)	211
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(145,809)	208,173	171,554	42,816	(166,842)
Provision (benefit) for income taxes from continuing operations	(3,180)	4,425	193	2,398	(593)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(142,629)	203,748	171,361	40,418	(166,249)
NET LOSS FROM DISCONTINUED OPERATIONS	—	—	(6,698)	(4,727)	(51,909)
NET INCOME (LOSS)	(142,629)	203,748	164,663	35,691	(218,158)
Noncontrolling interest	(83,541)	119,545	103,302	20,203	(138,070)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(59,088)	$84,203	$61,361	$15,488	$(80,088)

Finance of America Companies Inc. Selected Financial Information Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q4'24	Q3'24	Q4'23	2024	2023
EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	9,930,520	9,924,671	8,842,579	9,850,903	8,197,753
Basic earnings (loss) per share from continuing operations	$(5.95)	$8.48	$7.25	$1.78	$(7.48)
Basic earnings (loss) per share	$(5.95)	$8.48	$6.94	$1.57	$(9.77)
Diluted weighted average shares outstanding	9,930,520	23,159,304	22,930,088	23,406,233	8,197,753
Diluted earnings (loss) per share from continuing operations	$(5.95)	$7.50	$5.56	$1.36	$(7.48)
Diluted earnings (loss) per share	$(5.95)	$7.50	$5.35	$1.18	$(9.77)

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q4'24	Q3'24	Q4'23	2024	2023
Reconciliation of net income (loss) from continuing operations to adjusted net income (loss) and adjusted EBITDA
Net income (loss) from continuing operations	$(143)	$204	$171	$40	$(166)
Add back: (Provision) benefit for income taxes	3	(4)	(1)	(2)	1
Net income (loss) from continuing operations before taxes	(146)	208	172	43	(167)
Adjustments for:
Changes in fair value(2)	141	(198)	(221)	(75)	(24)
Amortization or impairment of intangibles and impairment of other assets(3)	10	9	17	38	44
Equity-based compensation(4)	2	2	4	9	19
Certain non-recurring costs(5)	—	—	2	4	14
Adjusted net income (loss) before taxes	7	21	(26)	19	(113)
Benefit (provision) for income taxes(6)	(2)	(6)	7	(5)	30
Adjusted net income (loss)	5	15	(19)	14	(83)
Provision (benefit) for income taxes(6)	2	6	(7)	5	(30)
Depreciation	—	—	1	2	5
Interest expense on non-funding debt	11	10	8	39	31
Adjusted EBITDA	$18	$32	$(17)	$60	$(77)

($ amounts in millions except shares and $ per share)	Q4'24	Q3'24	Q4'23	2024	2023
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$(59)	$84	$64	$17	$(61)
Weighted average outstanding share count	9,930,520	9,924,671	8,842,579	9,850,903	8,197,753
Basic earnings (loss) per share from continuing operations	$(5.95)	$8.48	$7.25	$1.78	$(7.48)
If-converted method net income (loss) from continuing operations	$(59)	$174	$128	$32	$(61)
Weighted average diluted share count	9,930,520	23,159,304	22,930,088	23,406,233	8,197,753
Diluted earnings (loss) per share from continuing operations(7)	$(5.95)	$7.50	$5.56	$1.36	$(7.48)

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$5	$15	$(19)	$14	$(83)
Weighted average share count	24,429,615	23,159,304	22,930,088	23,406,233	21,905,125
Adjusted earnings (loss) per share	$0.21	$0.67	$(0.85)	$0.60	$(3.81)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, minority investments, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Beginning with the third quarter of 2024, the Company revised its definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to adjust for all non-cash equity-based compensation in this line item, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs. Prior to the third quarter of

(unaudited)
2024, only equity-based compensation for Replacement Restricted Stock Units (“RSUs”) and Earnout Right RSUs were included in our adjustments. As a result of this change, prior period amounts have been recast to reflect the updated presentation. Adjusted net loss decreased $1 million for the three months ended December 31, 2023 and $4 million for the year ended December 31, 2023 from what was previously reported. The change also resulted in a decrease to adjusted loss per share of $0.04 for the three months ended December 31, 2023 and $0.16 for the year ended December 31, 2023 from what was previously reported.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
(7) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.

(unaudited)
Adjusted Net Income by Segment (Continuing Operations)

For the three months ended December 31, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$1	$(168)	$22	$(146)
Adjustments for:
Changes in fair value(2)	—	185	(44)	141
Amortization or impairment of intangibles and impairment of other assets(3)	10	—	—	10
Equity-based compensation(4)	—	—	2	2
Adjusted net income (loss) before taxes	$10	$17	$(21)	$7
Provision (benefit) for income taxes(6)	3	5	(6)	2
Adjusted net income (loss)	$8	$13	$(15)	$5
Weighted average share count	24,429,615	24,429,615	24,429,615	24,429,615
Adjusted earnings (loss) per share	$0.31	$0.52	$(0.61)	$0.21

For the three months ended September 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$16	$217	$(24)	$208
Adjustments for:
Changes in fair value(2)	—	(200)	2	(198)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	1	2
Adjusted net income (loss) before taxes	$25	$17	$(21)	$21
Provision (benefit) for income taxes(6)	7	4	(5)	6
Adjusted net income (loss)	$19	$12	$(16)	$15
Weighted average share count	23,159,304	23,159,304	23,159,304	23,159,304
Adjusted earnings (loss) per share	$0.81	$0.53	$(0.67)	$0.67

(unaudited)

For the three months ended December 31, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(13)	$217	$(33)	$172
Adjustments for:
Changes in fair value(2)	—	(224)	3	(221)
Amortization or impairment of intangibles and impairment of other assets(3)	9	6	1	17
Equity-based compensation(4)	1	—	3	4
Certain non-recurring costs(5)	—	—	2	2
Adjusted net loss before taxes	$(3)	$—	$(24)	$(26)
Benefit for income taxes(6)	(1)	—	(6)	(7)
Adjusted net loss	$(2)	$—	$(18)	$(19)
Weighted average share count	22,930,088	22,930,088	22,930,088	22,930,088
Adjusted loss per share	$(0.09)	$—	$(0.77)	$(0.85)

For the year ended December 31, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$11	$84	$(52)	$43
Adjustments for:
Changes in fair value(2)	—	(28)	(47)	(75)
Amortization or impairment of intangibles and impairment of other assets(3)	37	—	1	38
Equity-based compensation(4)	1	1	7	9
Certain non-recurring costs(5)	2	—	2	4
Adjusted net income (loss) before taxes	$51	$57	$(89)	$19
Provision (benefit) for income taxes(6)	13	15	(23)	5
Adjusted net income (loss)	$38	$42	$(66)	$14
Weighted average share count	23,406,233	23,406,233	23,406,233	23,406,233
Adjusted earnings (loss) per share	$1.62	$1.79	$(2.82)	$0.60

(unaudited)

For the year ended December 31, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(60)	$25	$(132)	$(167)
Adjustments for:
Changes in fair value(2)	—	(24)	—	(24)
Amortization or impairment of intangibles and impairment of other assets(3)	37	6	1	44
Equity-based compensation(4)	4	2	13	19
Certain non-recurring costs(5)	3	1	10	14
Adjusted net income (loss) before taxes	$(16)	$9	$(106)	$(113)
Provision (benefit) for income taxes(6)	(4)	2	(28)	(30)
Adjusted net income (loss)	$(12)	$7	$(78)	$(83)
Weighted average share count	21,905,125	21,905,125	21,905,125	21,905,125
Adjusted earnings (loss) per share	$(0.55)	$0.32	$(3.57)	$(3.81)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, minority investments, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Beginning with the third quarter of 2024, the Company revised its definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to adjust for all non-cash equity-based compensation in this line item, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs. Prior to the third quarter of 2024, only equity-based compensation for Replacement RSUs and Earnout Right RSUs were included in our adjustments. As a result of this change, prior period amounts have been recast to reflect the updated presentation.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, March 11th at 5:00 pm Eastern Time to discuss the Company’s results for the fourth quarter and full year ended December 31, 2024. A copy of this press release, along with a supplemental presentation, will be posted prior to the call under the “Investors” section on Finance of America’s website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call until March 25, 2025. To access the replay, visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The replay can also be accessed by dialing 1-800-770-2030 (United States) or 1-609-800-9909 (International). The replay pin number is 5706924.

About Finance of America
Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas. For more information, please visit www.financeofamericacompanies.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: our ability to (1) expand our customer base and acquire and originate reverse mortgage loans efficiently while maintaining loan origination quality, (2) finance our reverse mortgage portfolio, and (3) profitably securitize or otherwise monetize our reverse mortgage portfolio, all of which will in turn depend upon our ability to manage the unique challenges presented by operating as a unified modern retirement solutions platform; our ability to realize the anticipated benefits of the efforts we have undertaken to transition to a unified lending platform and to streamline and enhance our marketing and originations operations and digital capabilities and generally, our ability to operate our business profitably; our ability to respond to significant changes in prevailing interest rates and to maintain profitable business operations; our geographic market concentration if the economic conditions in our current markets should decline or if our current markets are impacted by natural disasters; our ability to achieve anticipated returns from our capital investments in technology; our use of estimates in measuring or determining the fair value of the majority of our assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if the estimates prove to be incorrect; our ability to prevent cyber intrusions and mitigate cyber risks; our Company may be adversely affected by the condition of the U.S. residential mortgage market and other economic, political, business, and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates; our ability to manage changes in our licensing status, business relationships, or servicing guidelines with the Government National Mortgage Association, the United States Department of Housing and Urban Development, or other governmental entities; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business and our ability to comply with our debt agreements, including warehouse lending facilities, and pay down our substantial debt; our ability to repay or refinance our debt on reasonable terms as it becomes due; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse mortgage servicing operations; our ability to maintain compliance with the extensive regulations we are subject to, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our ability to manage various legal proceedings, federal or state governmental examinations, and enforcement investigations we are subject to from time to time, the results of which are difficult to predict or estimate; our continued ability to remain in compliance with the terms of the consent orders issued by the Consumer Financial Protection Bureau, which we assumed in connection with our acquisition of operational assets from American Advisors Group; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our ability to comply with the continued listing standards of the New York Stock Exchange (“NYSE”); our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all; and our “controlled company”

status under NYSE rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and adjusted earnings (loss) per share.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.
Change in Non-GAAP Measures
Prior to the third quarter of 2024, the Company’s adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share were adjusted for equity-based compensation for only the Replacement RSUs and Earnout Right RSUs. Beginning with the third quarter of 2024, the Company revised its definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to adjust for all non-cash equity-based compensation in the aforementioned non-GAAP measures. As a result of the change, prior period amounts have been recast to reflect the updated presentation.
Subsequent to granting the Replacement RSUs and Earnout Right RSUs, the Company has granted other equity-based awards. As these awards are non-cash expenses that are not directly correlated with operating results, the Company believes that analysts, investors, and other users of the financial statements may find this change beneficial when analyzing its operating performance and comparability to peers.
Adjusted Net Income (Loss)
We define adjusted net income (loss) as consolidated net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, minority investments, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Income tax benefit (provision) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before income taxes.
Management considers adjusted net income (loss) important in evaluating our Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, minority investments, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation

7.Interest expense on non-funding debt, excluding amortization of the discount related to our senior notes.
Management considers adjusted EBITDA important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) divided by the weighted average shares outstanding, which includes outstanding Class A Common Stock plus the Class A Units of Finance of America Equity Capital owned by the noncontrolling interest on an if-converted basis, the exchange of the Exchangeable Secured Notes on an if-converted basis if they are dilutive, and any shares under the treasury stock method.
Management considers adjusted earnings (loss) per share important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.

Contacts:
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com